Exhibit 99.2

     PERMA-FIX REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS; 6TH CONSECUTIVE
                            QUARTER OF PROFITABILITY

    ATLANTA, Nov. 1 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE: PESI; Germany: PES.BE) today announced financial results for the third quarter and nine months ended September 30, 2006.

    Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, stated, "Revenue within the Nuclear segment was relatively flat compared to last year, as Department of Energy spending was spread out more evenly during the year, and less waste was received during the third quarter due to redirected government spending. However, we do expect growth within the segment to resume on a year-over-year basis, as we begin the government's new fiscal year. In addition, we have begun treating higher-level mixed wastes and are near completion building a new bay at our Oak Ridge facility, which will allow us to treat new special and classified wastes. We also received a new permit for our Gainesville facility, which will allow us to treat a broader level of specialty pharmaceutical, mixed and hazardous waste."

    Dr. Centofanti continued, "Within the Industrial segment we remain focused on improving margins, by moving away from lower margin waste streams and reducing operating expenses; however, we continue to be impacted by several unprofitable contracts, one of which we expect to expire before year-end, as well as ongoing legal expenses at our Dayton facility. We also recorded unusual expenses during the third quarter related to the relocation of our corporate headquarters."

    Dr. Centofanti concluded, "Going forward, we remain encouraged by the progress of our Industrial segment and the continued strong cash flow in our Nuclear segment. In addition, the recently announced letter-of-intent to acquire PEcoS presents a tremendous opportunity, should the acquisition be completed, to be more involved in treatment of the large quantities of radioactive waste at Hanford. We expect the Hanford site will be the most expensive of all the DOE's nuclear weapons facilities to remediate, and it represents a significant growth opportunity treating both low-level mixed waste as well as higher level radioactive wastes."

    Financial Results

    Revenues for the third quarter of 2006 were $21.2 million versus $22.8 million for the same period last year. Revenue for the Nuclear segment was $11.0 million versus $11.3 million for the third quarter of 2005. Revenue for the Industrial segment was $9.2 million versus $10.9 million in the same period last year, reflecting the Company's efforts to replace lower margin contracts.

    Income from operations for the third quarter was $711,000 versus $2.1 million for the same period last year. The increase in selling, general and administrative expenses reflected increased legal expenses related to the Company's Dayton facility, as well as severance and relocation expenses related to the new corporate headquarters. Net income applicable to common stock for the third quarter of 2006 was $330,000, or $0.01 per share, versus $1,976,000 or $0.05 per share, for the same period last year. Net income for the 2005 period included a gain of $860,000 from discontinued operations at the Detroit facility, which was closed in the third quarter of 2004.

    Revenues for the nine months ended September 30, 2006, were $65.9 million versus $69.4 million for the same period last year. Revenue for the Nuclear segment was $36.3 million versus $36.0 million for the nine months ended September 30, 2005. Revenue for the Industrial segment was $26.9 million versus $31.3 million for the same period last year.

    Income from operations for the nine months ended September 30, 2006, was $3.7 million versus $5.0 million for the same period last year. Net income applicable to common stock for the nine months ended September 30, 2006, was $2.8 million, or $0.06 per share, versus net income applicable to common stock of $3.0 million or $0.08 per share, for the same period last year. Net income applicable to common stock for the nine months ended September 30, 2005, included a gain of $322,000 from discontinued operations.

    The Company's EBITDA was $1.8 million during the quarter ended September 30, 2006, as compared to $4.0 million for the same period of 2005. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States ("GAAP"), and should not be considered in isolation of, or as a substitute for, earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. The Company believes the presentation of EBITDA is relevant and useful because it helps improve the investors' ability to understand the Company's operating performance. The Company's management utilizes EBITDA as a means to measure performance. The Company's measurements of EBITDA may not be comparable to similar titled measures reported by other companies. The table below reconciles EBITDA, a non-GAAP measure, to net income for the three and nine months ended September 30, 2006 and 2005.

                                             Quarter Ended               Nine Months Ended
                                               Sept. 30,                     Sept. 30,
                                      ---------------------------   ---------------------------
(In thousands)                            2006           2005           2006           2005
-----------------------------------   ------------   ------------   ------------   ------------
Net Income, as reported               $        330   $      1,976   $      2,834   $      3,042

Adjustments:
 Depreciation & Amortization                 1,231          1,201          3,644          3,604
 Interest Income                              (100)            (5)          (195)            (7)
 Interest Expense                              349            431          1,126          1,321
 Interest Expense
  - Financing Fees                              48             48            145            269
 Income Tax Expense                            (26)           324            152            606
EBITDA                                $      1,832   $      3,975   $      7,706   $      8,835

    The tables below present certain financial information for the business segments, excluding allocation of corporate expenses:

                                                    Quarter Ended                                Quarter Ended
                                                  September 30, 2006                           September 30, 2005
                                      ------------------------------------------   ------------------------------------------
(In thousands)                         Industrial       Nuclear      Engineering     Industrial      Nuclear      Engineering
-----------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Net revenues                          $      9,178   $     11,023   $      1,065   $     10,884   $     11,259   $        684
Gross profit                                 1,960          4,127            241          2,373          4,162            185
Segment profit(loss)                          (355)         2,213             95            470          2,045             61

                                                  Nine Months Ended                            Nine Months Ended
                                                  September 30, 2006                           September 30, 2005
                                      ------------------------------------------   ------------------------------------------
(In thousands)                         Industrial       Nuclear      Engineering     Industrial      Nuclear      Engineering
-----------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Net revenues                          $     26,874   $     36,287   $      2,737   $     31,293   $     35,963   $      2,145
Gross profit                                 5,956         14,663            692          5,178         13,951            483
Segment profit(loss)                        (1,562)         8,451            246           (638)         7,663            134

    About Perma-Fix Environmental Services

    Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including DOE and the U.S. Department of Defense and nuclear utilities. The industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

    This press release contains "forward-looking statements" which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements include, but are not limited to, the Nuclear segment's expectation to continue its annual growth on a yearly basis; completion building a new bay to treat special waste; improving margins within our Industrial segment; and completion of the proposed acquisition of PEcoS which, if completed, will allow us to be involved in the remediation of the DOE's Hanford site and represent a significant growth opportunity for us. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; competitive pressures; and our ability to apply and market our technologies; that neither the federal government nor any other party to a subcontract involving the federal government terminates or renegotiates any material contract granted to us prior to expiration of the term of the contract, as such contracts are generally terminable or renegotiable on 30 day notice, at the government's option; or the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; the completion of the proposed acquisition of PEcoS, which completion is subject to numerous conditions precedents; and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2005 Form 10-K and the Forward-Looking Statements discussed in our Form 10-Q for the first quarter of 2006. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

    Please visit us on the World Wide Web at http://www.perma-fix.com.

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                          Three Months Ended             Nine Months Ended
                                             September 30,                 September 30,
(Amounts in Thousands, Except for     ---------------------------   ---------------------------
Per Share Amounts)                        2006           2005           2006           2005
-----------------------------------   ------------   ------------   ------------   ------------
Net revenues                          $     21,266   $     22,826   $     65,899   $     69,400
Cost of goods sold                          14,938         16,106         44,589         49,791
Gross profit                                 6,328          6,720         21,310         19,609

Selling, general and
 administrative expenses                     5,621          4,643         17,654         14,984
Loss (gain) on disposal
 of property and equipment                      (4)             4             (3)          (333)
Income from operations                         711          2,073          3,659          4,958

Other income (expense):
Interest income                                100              4            195              6
Interest expense                              (331)          (382)        (1,074)        (1,176)
Interest expense
 -financing fees                               (48)           (48)          (145)          (269)
Other                                            3            (68)          (114)          (102)
Income from continuing
 operations before taxes                       435          1,579          2,521          3,417
Income tax expense                             (26)           324            152            606
Income from continuing
 operations                                    461          1,255          2,369          2,811

Income (loss) from
 discontinued operations                      (131)           751            465            322
Net income                                     330          2,006          2,834          3,133

Preferred Stock dividends                        -             30              -             91
Net income applicable to
 Common Stock                         $        330   $      1,976   $      2,834   $      3,042

Net income per common
 share - basic
Continuing operations                 $        .01   $        .03   $        .05   $        .07
Discontinued operations                          -            .02            .01            .01
Net income per common
share                                 $        .01   $        .05   $        .06   $        .08

Net income per common
 share - diluted
Continuing operations                 $        .01   $        .03   $        .05   $        .07
Discontinued operations                          -            .02            .01            .01
Net income per common
 share                                $        .01   $        .05   $        .06   $        .08

Number of shares and
 potential common shares
 used in net income per
 common share:
  Basic                                     50,541         42,055         46,851         41,881
  Diluted                                   51,426         44,152         47,414         43,138

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                    September 30,  December 31,
(Amounts in Thousands, Except for Share Amounts)                        2006           2005
------------------------------------------------------------        ------------   ------------
                                                                    (Unaudited)
ASSETS
Current assets
 Cash                                                               $      2,549   $         94
 Restricted cash                                                              65            511
 Accounts receivable, net of allowance for
  doubtful accounts of $520 and $512                                      13,591         16,609
 Unbilled receivables                                                     17,226         11,948
 Prepaid expenses and other                                                4,720          3,656
  Current assets of discontinued operations,
  net of allowance for doubtful accounts
  of $0 and $90                                                                -             60
   Total current assets                                                   38,151         32,878

Net property and equipment                                                44,913         44,480
Net Property and equipment of
 discontinued operations                                                     706            806
Permits                                                                   13,498         13,188
Goodwill                                                                   1,330          1,330
Finite Risk Sinking Fund                                                   4,471          3,339
Other assets                                                               1,923          2,504
  Total assets                                                      $    104,992   $     98,525

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                   $      4,674   $      6,053
 Accrued expenses and other                                               15,177         17,603
 Current liabilities of discontinued operations                              758            628
 Current portion of long-term debt                                         2,445          2,678
  Total current liabilities                                               23,054         26,962
 Other long-term liabilities                                              10,146          9,279
 Long-term liabilities of discontinued operations                          1,422          3,149
 Long-term debt, less current portion                                      6,759         10,697
  Total long-term liabilities                                             18,327         23,125
  Total liabilities                                                       41,381         50,087

Commitments and Contingencies                                                  -              -

Preferred Stock of subsidiary, $1.00 par value;
 1,467,396 shares authorized, 1,284,730 shares
 issued and outstanding, liquidation value
 $1.00 per share                                                           1,285          1,285

Stockholders' equity:
 Common Stock, $.001 par value; 75,000,000 shares
 authorized, 52,019,617 and 45,813,916 shares issued,
 including 988,000 shares retired in September 2006
 and held as treasury stock as of December 31, 2005,
 respectively                                                                 53             46
 Additional paid-in capital                                               92,746         82,180
 Stock Subscription Receivable                                               (97)
 Accumulated deficit                                                     (30,376)       (33,211)
                                                                          62,326         49,015

 Less Common Stock in treasury at cost;
  988,000 shares                                                               0         (1,862)
  Total stockholders' equity                                              62,326         47,153

  Total liabilities and stockholders' equity                        $    104,992   $     98,525

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             11/01/2006
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO of Perma-Fix Environmental Services, Inc., +1-770-587-5155; or David K. Waldman, US Investor Relations of Crescendo Communications, LLC, +1-212-671-1020 x101, or Herbert Strauss, European Investor Relations, +43-316-296-316, herbert@eu-ir.com, both for Perma-Fix Environmental Services, Inc. /
    /Web site:  http://www.perma-fix.com /
    (PESI)